UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2011

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California                0-20610                 93-1017959

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

National Tax Credit Investors II, a California limited partnership (the “Registrant”), holds a 99% limited partnership interest in Countryside North American Partners L.P., a New Jersey limited partnership (“Countryside”).  Countryside owns a 180-unit apartment complex located in Howell, New Jersey.  As previously disclosed, on November 28, 2011, the Registrant entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with the operating general partner of Countryside and HCI Properties LLC, a New Jersey limited liability company (the “Assignee”), to assign its limited partnership interest in Countryside to the Assignee for $3,700,000. The Assignment Agreement became effective on December 30, 2011. Pursuant to the terms of the Assignment Agreement, the Registrant received proceeds of $150,000 in cash and a promissory note in the principal amount of $3,550,000. The promissory note in the amount of $3,550,000 has a maturity date of June 30, 2012 and will bear interest at the annual rate of two percent if paid on or before March 31, 2012 and seven percent if paid after March 31, 2012. The Registrant’s investment balance in Countryside was zero at September 30, 2011 and December 31, 2010.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s general partner has evaluated the cash requirements of the Registrant and determined that the cash proceeds received will be held in the Registrant’s reserves. It is not anticipated that any distribution to the Registrant’s partners will be made at this time as a result of the sale of the Registrant’s limited partnership interest in Countryside.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.16       First Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Countryside North American Partners, L.P., dated December 23, 2011.

10.17       Secured Promissory Note between Howell Countryside Inc., a New Jersey corporation, HCI Properties LLC, a New Jersey limited liability company, A.A.H. Management Company, Inc., a New Jersey corporation, National Tax Credit Investors II, a California limited partnership; and National Tax Credit, Inc. II, a California corporation, dated December 23, 2011.

10.18       Pledge and Security Agreement between Howell Countryside Inc., a New Jersey corporation, HCI Properties LLC, a New Jersey limited liability company, A.A.H. Management Company, Inc., a New Jersey corporation, National Tax Credit Investors II, a California limited partnership; and National Tax Credit, Inc. II, a California corporation, dated December 23, 2011.

These agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•       should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•  may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

      Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

  Date: January 5, 2012